Exhibit 10.(ddddd)

SIXTH AMENDMENT TO REVOLVING

CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT, dated as of May 18 2006 (this “Amendment”), is entered into by and between ACCESS WORLDWIDE COMMUNICATIONS, INC., a Delaware corporation, ASH CREEK, INC., a Delaware corporation, AWWC NEW JERSEY HOLDINGS, INC., a Delaware corporation, TELEMANAGEMENT SERVICES, INC., a Delaware corporation, TLM HOLDINGS CORP., a Delaware corporation, (individually and collectively, the “Borrower”), SHAWKAT RASLAN (“Guarantor”) and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Lender”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Revolving Credit, Term Loan and Security Agreement dated as of June 10, 2003, as amended by that certain First Amendment to Revolving Credit, Term Loan and Security Agreement dated as of August 11, 2003, that certain Second Amendment to Revolving Credit, Term Loan and Security Agreement dated as of November 13, 2003, that certain Third Amendment to Revolving Credit, Term Loan and Security Agreement dated November 12, 2004, that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of August 15, 2005 and that Certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of March 7, 2006 (as so amended and as amended, supplemented, or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Borrower has requested Lender make Advances in excess of Availability up to the aggregate sum of $1,500,000 and Lender has agreed to do so in accordance with the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

(a) The first full sentence of Section 2.1(a) of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefore:

“(a) Subject to the provisions of this Agreement, Lender shall make Advances to Borrower under the Revolving Facility from time to time during the Term, provided that, notwithstanding any other provision of this Agreement, the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed either (i) the Facility Cap, or (ii) the sum of (1) Availability, and (2) during the period commencing May 18, 2006 and ending June 2, 2006, $1,500,000 (the “Overadvance”).”

(b) Section 2.11 of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefore:

“Any balance of the Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the sum of the Availability plus the Overadvance (during the period permitted to be outstanding under Section 2.1(a)) shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.9.

(c) The first full sentence of Section 2.3 of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefore:

“Interest on outstanding Advances, shall be payable monthly in arrears on the first day of each calendar month at an annual rate of (i) the Prime Rate, plus two and three quarters percent (2.75%) on Advances, other than Advances in excess of Availability, and (ii) the Prime Rate, plus three and three quarters percent (3.75%) on Advances in excess of Availability; provided, however, that notwithstanding any provision of any Loan Document, the interest on outstanding Advances under this Agreement (other than Advances in excess of Availability) shall not be less than seven percent (7%) and the interest on outstanding Advances in excess of Availability shall not be less than eleven and three quarters percent (11.75%), in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period.”

(d) Notwithstanding anything contained in Section 7.11 of the Agreement to the contrary, prior to the later of June 3, 2006, or repayment in full of the Overadvance, Borrower shall not be entitled to withdraw or use any funds in the Merrill Account, all of which shall secure payment of the Obligations.

SECTION 2. Additional Covenants. Borrower shall comply with the following covenants, any breach of which shall constitute an immediate Event of Default under the Agreement and shall not be subject to any grace or cure period:

(a) Borrower shall deliver to Lender on or prior to May 23, 2006, a thirteen-week cash flow forecast which identifies sources and uses of cash for such period (the “Cash Flow Forecast”) in form and substance acceptable to Lender.

(b) Borrower shall not permit (i) its cash expenditures, tested weekly, to be more than the amount set forth in the Cash Flow Forecast for such period (ii) its cash receipts, tested weekly, to be less than the amount set forth in the Cash Flow Forecast for such period, or (iii) the net amount of cash receipts, less cash disbursements, tested weekly, to be less than the amount set forth in the Cash Flow Forecast for such period. By Tuesday of each week, commencing Tuesday May 30, 2006, Borrower shall provide Lender with a comparison between actual results and the forecasted results for the prior week in the Cash Flow Forecast and evidence of compliance with the foregoing covenant.

(c) Borrower shall not expend any Advances for any purpose other than for items set forth in the Cash Flow Forecast.

(d) Borrower shall have received the proceeds of the Weil Loan (hereinafter defined) by not later than June 1, 2006 and utilized such proceeds to permanently repay, in full, the Overadvance.

(e) Borrower shall cooperate with and provide Lender’s advisors, Focus Management Group, access to Borrower’s books, records, facilities and personnel. All reasonable fees and expenses incurred by Lender in connection with the activities of its advisors shall be part of the Obligations, payable by Borrower upon demand.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

(a) Borrower shall have delivered to Lender the duly executed counterpart of this Amendment;

(b) Borrower shall have paid to Lender an amendment fee in the amount of $100,000;

(c) Guarantor shall have delivered to Lender a duly executed guaranty of the payment of the Obligations, in the form of Exhibit A hereto;

(d) Lender shall have received an executed commitment letter in form and substance acceptable to Lender, from Charles Weil for an unsecured $2,000,000 loan (“Weil Loan”) to Borrower which provides for a closing on or before June 1, 2006, and which is subordinated to repayment of the Obligations on terms acceptable to Lender pursuant o a subordination agreement in form and substance acceptable to Lender. Upon receipt of the proceeds of the Weil Loan and a subordination agreement executed by Charles Weil, the Weil Loan shall constitute Permitted Indebtedness under the Agreement.

SECTION 4. Miscellaneous

(a) Borrower represents and warrants that after giving effect to this Amendment and the transactions contemplated hereby, all of the representations and warranties set forth in Article V of the Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof

(b) Except as expressly provided herein, the Agreement shall continue in full force and effect, and the unamended terms and conditions of the Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction. From and after the date hereof, references to the Agreement shall be references to the Agreement as amended hereby. This Amendment shall be deemed a Loan Document as such term is defined and used in the Agreement.

(c) By execution of this Agreement, Borrower and Guarantor acknowledge and confirm that they do not have any offsets, defenses or claims arising out of or relating to the

Agreement or the other Loan Documents against Lender, or any of its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that such offsets, defenses or claims may exist, Borrower and Guarantor, for themselves and their successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all manner of actions, causes of action, torts, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, arising out of or relating to this Amendment, the Agreement and the other Loan Documents which Releasors ever had or now have against the Lender and/or Lender Affiliates, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

(d) This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Agreement.

(e) Borrower agrees to pay to Lender all out-of-pocket costs or expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment and all related documents.

(f) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to Revolving Credit, Term Loan and Security Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER	ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:
Title:

ASH CREEK, INC.

By:
Title:

AWWC NEW JERSEY HOLDINGS, INC.

By:
Title:

TELEMANAGEMENT SERVICES, INC.

By:
Title:

TLM HOLDING CORP.

By:
Title:

GUARANTOR
SHAWKAT RASLAN

LENDER	CAPITALSOURCE FINANCE LLC

By:
Name:
Its:

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